Fourth Quarter 2024 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO July 18, 2025 Second Quarter 2025 Earnings Conference Call Bill Rog rs - Chairman & CEO Mike Maguire - CFO July 18, 2025

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward looking statements include statements we make about: (i) Truist’s ability to execute on strategic growth initiatives and meet expense targets; (ii) Truist’s ability to return capital to shareholders in future periods; (iii) estimates of earning asset growth and fixed asset repricing; (iv) Truist’s future capital levels and their ability to fund growth and capital returns; (v) guidance with respect to financial performance metrics in future periods, including future levels of adjusted revenue, net interest income, adjusted expenses, and net charge-off ratio; (vi) Truist’s effective tax rate in future periods; (vii) projections of preferred stock dividends and share repurchases; and (viii) Truist’s investment banking and trading outlook in the second half of 2025. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • evolving political, geopolitical, business, social, economic, and market conditions at local, regional, national, and international levels; • monetary, fiscal, and trade laws or policies, including tariffs or responses to rates of inflation above target levels; • the legal, regulatory, and supervisory environment, including changes in financial-services legislation, regulation, policies, or government officials or other personnel; • our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial-services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in other entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • evolving accounting standards and policies; • the adequacy of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting, to make appropriate estimates, or to effectively mitigate or manage operational risk; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • changes in any of our credit ratings; • our ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss; • negative market perceptions of our investment portfolio or its value; • adverse publicity or other reputational harm to us, our service providers, or our senior officers; • business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • our ability to execute on strategic and operational plans, including accelerating growth, improving profitability, investing in talent, technology, and risk infrastructure, maintaining expense, credit, and risk discipline, and returning capital to shareholders; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures; • our ability to develop, maintain, and market our products or services or to absorb unanticipated costs or liabilities associated with those products or services; • our ability to innovate, to anticipate the needs of current or future clients, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to effectively deal with economic, business, or market slowdowns or disruptions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • our ability to keep pace with changes in technology that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • the performance and availability of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • our ability to detect, prevent, mitigate, and otherwise manage the risk of fraud or misconduct by internal or external parties; • our ability to manage and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics; • widespread outages of operational, communication, and other systems; • our ability to maintain appropriate corporate responsibility practices, oversight, and disclosures; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; and • other assumptions, risks, or uncertainties described in the Risk Factors (Item 1A), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7), or the Notes to the Consolidated Financial Statements (Item 8) in our Annual Report on Form 10-K or described in any of the Company’s subsequent quarterly or current reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of Truist’s performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. Truist believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Net income Available to Common Shareholders and Adjusted Diluted Earnings Per Share - Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Adjusted Efficiency Ratio, Adjusted Fee Income, and Related Measures - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Taxable equivalent revenue and taxable equivalent net interest income include a taxable equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes restructuring charges, and other selected items. Truist’s management calculated these measures based on Truist’s continuing operations. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, and other selected items. Truist’s management calculated these measures based on Truist’s continuing operations. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures, including ROTCE and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. A copy of this presentation is available on the Truist Investor Relations website, ir.truist.com.

4 Purpose Inspire and build better lives and communities Mission Clients Provide distinctive, secure, and successful client experiences through touch and technology. Teammates Create an inclusive and energizing environment that empowers teammates to learn, grow, and have meaningful careers. Stakeholders Optimize long-term value for stakeholders through safe, sound, and ethical practices. Values Trustworthy We serve with integrity. Caring Everyone and every moment matters. One Team Together, we can accomplish anything. Success When our clients win, we all win. Happiness Positive energy changes lives.

5 2Q25 key takeaways By the numbers 1 Diluted EPS of $0.90 includes $0.02 of restructuring charges and $0.01 of losses on certain investment securities sold during the quarter 2 Stress capital buffer is preliminary and will take effect on 10/1/25 3 Current quarter regulatory capital information is preliminary $1.2 billion Net income available to common shareholders $0.90 Diluted EPS1 +2.0% Linked-quarter average loans 0.51% NCOs 11.0% CET1 ratio3 – Strong linked-quarter growth in C&I and consumer loans – Asset quality metrics remained strong – Repurchased $750 million of common stock; targeting $500 million in 3Q25 – Expect stress capital buffer (SCB) to decline to 2.5%2 – Continued progress on 2025 strategic priorities – Investment banking & trading positioned for 2H25 recovery – Remain confident in full year expense target inclusive of ongoing investments Reported solid 2Q25 results

6 – Continued net new checking account momentum; added ~37K in 2Q25, supported by a strong 82% primacy rate – Strong loan growth across all consumer portfolios driven by new loan production of ~$13 billion for the quarter, a significant year-over- year increase of $5.5 billion – Advanced our Premier banking strategy with deposit and lending per banker production up 31% and 37% year-over-year – Maintained pricing and credit discipline; new loan production yielding higher rates than the existing portfolio; consumer NCOs at multi- quarter lows Business segment update Consumer & Small Business Banking – EOP loans increased by $5.3 billion, or 2.9% vs. 1Q25, driven by broad-based growth across industry groups and geographies – Doubled new client growth in Commercial & Corporate YTD – Wealth net asset flows were positive, aided by a 27% YTD increase in net new AUM from Wholesale and Premier clients compared with the same period a year ago – Ongoing progress in Wholesale Payments, evidenced by 14% year- over-year growth in treasury management fees Wholesale Banking

7 80 83 85 83 87 2Q24 3Q24 4Q24 1Q25 2Q25 34% 37% 39% 40% 43% 2Q24 3Q24 4Q24 1Q25 2Q25 32 34 36 35 38 2Q24 3Q24 4Q24 1Q25 2Q25 Digital share of new-to-bank clients Mobile app users Digital transactions Zelle transactions (in millions) 4.9 5.0 5.1 5.2 5.2 2Q24 3Q24 4Q24 1Q25 2Q25 (in millions) Elevating the digital client journey Driving digital growth – Experience enhancements and performance marketing drove 17% year-over-year growth in digital account production – New-to-bank clients acquired through the digital channel grew 27% year-over-year, contributing 43% of total new-to-bank clients in 2Q – LightStream lending products were integrated across Truist digital experiences, becoming LightStream by Truist in 2Q +900 bps +6% +9% +19% Empowering clients efficiently – Over 1.8 million digital clients utilized financial management tools in online and mobile banking, up 40% year-over-year – New Plan & Track Dashboard empowers clients to take control of their financial planning, driving a 30% increase in activity Active users reflect clients that have logged in using the mobile app over the prior 90 days Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers (in millions)

Performance highlights

$ in millions, except per share data

GAAP / Unadjusted	2Q25	1Q25	2Q24
Revenue	$5,035	$4,947	$(1,632)
Expense	$2,986	$2,906	$3,094
PPNR	$2,049	$2,041	$(4,726)
Net income available to common shareholders	$1,180	$1,157	$826
Diluted EPS	$0.90	$0.87	$0.62
Net interest margin	3.02%	3.01%	3.02%
ROTCE	12.3%	12.3%	10.4%
Efficiency ratio	59.9%	59.3%	NM
NCO ratio	0.51%	0.60%	0.58%
CET1 ratio	11.0%	11.3%	11.6%

		Change vs.	
Adjusted	**2Q25**	**1Q25**	**2Q24**
Revenue	$5,053	2.1%	0.7%
Expense	$2,958	3.1%	2.1%
PPNR	$2,095	0.7%	(1.2)%
Efficiency ratio	57.1%	70 bps	110 bps

Earnings

- 2Q25 net income available to common shareholders of $1.2 billion, or $0.90 per share
  - Includes $0.03 per share of after-tax restructuring charges and securities losses

Revenue

- Revenue increased 1.8% vs. 1Q25 primarily due to higher net interest income
  - Excluding securities losses, adjusted revenue increased 2.1% vs. 1Q25

Expenses

- Adjusted noninterest expense increased 3.1% vs. 1Q25, primarily driven by higher personnel expense

Credit and capital

- Asset quality metrics and capital ratios remained strong

TRUIST

Note: All data points are taxable-equivalent, where applicable
Non-GAAP and adjusted metrics, including PPNR and ROTCE, exclude selected items. See appendix for non-GAAP reconciliations.
Current quarter regulatory capital information is preliminary

8

9 $306 $303 $303 $306 $313 $187 $183 $182 $184 $187 $120 $120 $121 $123 $126 6.44% 6.41% 6.12% 5.97% 6.01% Commercial LHFI Consumer and card LHFI Loans HFI yield (%) 2Q24 3Q24 4Q24 1Q25 2Q25 May not foot due to rounding Portfolio assignment based off loan purpose 5-quarter trend ($ in billions) Loan portfolio composition $313B Average loans 51% Commercial and industrial 6% CRE 3% Commercial construction 18% Residential mortgage 3% Home equity 8% Indirect auto 9% Other consumer 2% Credit card Average loans and leases HFI Average loans up 2.0% linked quarter driven by increased loan production

10 14% 40% 43% 37% 14% 29% 30% 24% Interest-bearing deposit beta Total deposit beta 3Q24 4Q24 1Q25 2Q25 Average deposits $388 $384 $390 $392 $280 $278 $282 $286 $294 $108 $106 $108 $106 $107 2.09% 2.08% 1.89% 1.79% 1.85% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 2Q24 3Q24 4Q24 1Q25 2Q25 May not foot due to rounding 1 Average deposits include $10.9 billion of relatively high rate, short-term, M&A-related client deposits that were added to the balance sheet in late 1Q25. These deposits were withdrawn in July. 2 Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by the change in average Fed Funds from 2Q24 Deposit mix $400B Average deposits 34% Money market and savings 10% Time deposits 29% Interest checking 27% DDA Cumulative deposit beta trend1,2 (Down rate) 5-quarter trend ($ in billions) $400 Average deposits up 2.1% linked quarter1

Net interest income and net interest margin

NII increased 2.3% primarily due to loan growth

5-quarter net interest income and net interest margin trend
($ in millions)



$3,580
3.02%
$3,657
3.12%
$3,641
3.07%
$3,555
3.01%
$3,635
3.02%
2Q24
3Q24
4Q24
1Q25
2Q25
Net interest income TE[1]
Net interest margin (%)

Fixed rate asset repricing summary
($ in billions)



$138
5.57%
$122
2.89%[2]
$20
6.39%
$7
3.25%[2]
2Q25 avg. balances
Rest of year runoff[3]
Fixed rate loans
Securities
Average yield

- Net interest income expected to increase ~3% vs. 2024 which assumes low single-digit average loan growth, fixed rate asset repricing, and two 25 bps reductions in the Fed Funds rate
- Investment portfolio run-off may be used to fund loan growth
- Run-on rate for new fixed rate loans is ~7%[3]

Swap portfolio overview
($ in billions)



$38
$52
Total wtd. avg. rate = 3.51%
Total wtd. avg. rate = 3.42%
($14)
($15)
6/30/25
Active receive-fixed
Fwd. starting receive-fixed
Pay-fixed < 3yrs.
Pay-fixed > 3yrs.

- Receive-fixed swaps designed to protect NII from lower short-end rates over the next few years *(designated against commercial loans and long-term debt)*
- Pay-fixed swaps designed to protect the economic value of the balance sheet and to manage future capital volatility *(designated against AFS securities)*

TRUIST

1 Net interest income includes a taxable-equivalent adjustment, which is a non-GAAP measure; see the quarterly performance summary for the reconciliation to GAAP net interest income
2 Investment securities yield excluding the impact of swaps
3 Runoff reflects contractual maturities and expected prepayments of investment securities and fixed rate loans that will be reinvested at higher run-on interest rates based on the current forward curve

11

Noninterest income

Investment banking and trading well positioned for 2H25 improvement

Current trend
($ in millions)



$1,438 Adj. noninterest income
$230
$232
$286
$361
$329
($5,212) GAAP noninterest income
($6,650)
2Q24
$1,392 GAAP noninterest income
$220
$230
$273
$344
$325
($1)
1Q25
$1,400 GAAP noninterest income
$232
$227
$205
$348
$406
($18)
2Q25
Wealth
Investment banking & trading
Service charges
Card and payments
All other noninterest income
Securities loss

Vs. linked quarter

- GAAP and adjusted noninterest income increased 0.6% and 1.8%, respectively, primarily driven by higher other income, partially offset by lower investment banking and trading income
  - The increase in other income was largely driven by higher NQDCP income (offset in personnel expense) and income from certain equity and other investments
  - The decline in investment banking and trading income was largely impacted by lower trading, capital markets, and M&A fees

Vs. like quarter

- Noninterest income increased due to securities losses from the balance sheet repositioning in 2Q24
- Adjusted noninterest income decreased 1.4% driven by lower investment banking and trading income, partially offset by higher other income

All other noninterest income includes mortgage banking income, lending related fees, operating lease income, and other income
Adjusted noninterest income excludes securities losses. See appendix for non-GAAP reconciliation.

TRUIST

12

13 $2,898 $2,868 $2,958 Noninterest expense Adjusted noninterest expense is a non-GAAP measure that excludes an FDIC special assessment and restructuring charges. See appendix for non-GAAP reconciliation. 1 2Q24 other items include a $150 million charitable contribution and a $13 million FDIC special assessment Current trend ($ in millions) Adj. noninterest expense (includes amortization) Restructuring charges Vs. linked quarter Vs. like quarter $11 $38 – Noninterest expense increased 2.8% primarily driven by higher personnel expense, partially offset by lower restructuring charges – Adjusted noninterest expense increased 3.1% primarily driven by higher personnel expense – Noninterest expense decreased 3.5% primarily driven by lower other items1, partially offset by higher professional fees and outside processing expense – Adjusted noninterest expense increased 2.1%, primarily driven by higher professional fees and outside processing expense related to investments in technology and risk infrastructure Other items1 2Q24 1Q25 2Q25 $38$33 $163 $3,094 $2,906 $2,986 $28 Expenses reflect strategic investments; full year expense guidance remains unchanged

14 0.46% 0.48% 0.47% 0.48% 0.39% 2Q24 3Q24 4Q24 1Q25 2Q25 $451 $448 $471 $458 $488 2Q24 3Q24 4Q24 1Q25 2Q25 $442 $418 $453 $454 $396 0.58% 0.55% 0.59% 0.60% 0.51% NCO NCO ratio 2Q24 3Q24 4Q24 1Q25 2Q25 Asset quality Net charge-offs ($ in millions) Nonperforming loans / LHFI ALLL Provision for credit losses ($ in millions) Strong asset quality reflects continued credit discipline $4,808 $4,842 $4,857 $4,870 $4,899 ALLL ALLL ratio ALLL / NCO 2Q24 3Q24 4Q24 1Q25 2Q25 2.7x 1.57% 1.60% 2.9x 1.59% 2.7x 1.58% 2.6x 1.54% 3.1x ($ in millions)

15 11.6% 11.3% 11.0% 2Q24 1Q25 2Q25 9.6% 9.6% 9.3% 2Q24 1Q25 2Q25 9.9% Capital Capital actions and commentary $0.6 $0.6 CET1 ratio CET1 ratio (including AOCI)1 Current quarter regulatory capital information is preliminary 1 Includes the impact of AOCI related to securities and pension, as well as related changes to deferred tax Well positioned to grow and return capital to shareholders 7.0% min. req. effective 10/1/25 – CET1 ratio decreased 30 bps vs. 3/31/25 as capital returned to shareholders and an increase in RWA were partially offset by current quarter earnings – Returned $1.4 billion of capital to shareholders in 2Q25 through our common stock dividend and $750 million of share repurchases – Achieved favorable CCAR results – CET1 erosion rate declined 90 bps driven by a 50 bps decline in total loan loss rate from prior year – SCB expected to improve and be floored at 2.5% effective 10/1/25; a 30 bps reduction from prior year

16 13.9% 3Q25 and 2025 outlook All data points are taxable-equivalent, where applicable Adjusted revenue excludes securities gains (losses) and other selected items Adjusted expenses include amortization of intangibles and exclude restructuring charges and other selected items See non-GAAP reconciliations in the appendix 2Q25 actuals 3Q25 outlook (compared to 2Q25) Adjusted revenue (TE): $5.1 billion Up 2.5% to 3.5% Adjusted expenses: $3.0 billion Up ~1% Share repurchases: $750 million $500 million Full year 2024 actuals Full year 2025 outlook (compared to FY 2024) Adjusted revenue (TE): $20.1 billion Up 1.5 to 2.5% Adjusted expenses: $11.7 billion Up ~1% Net charge-off ratio: 59 bps 55 bps to 60 bps 2025 tax rate: 17.5% effective; 20% FTE Full year 2025 revenue and expense outlook unchanged

17 Key takeaways Executing on strategic growth initiatives Driving positive operating leverage through revenue growth and expense discipline Investing in talent, technology, and risk infrastructure Maintaining credit and risk discipline Returning capital to shareholders 2025 strategic priorities

Appendix

Consumer and Small Business Banking

Represents Branch Banking, Digital Banking, Premier Banking, Small Business Banking, and National Consumer Lending

Metrics

Income statement ($ MM)	2Q25	vs. 1Q25	vs. 2Q24
Net interest income	$2,359	$74	$(148)
Allocated provision for credit losses	384	56	76
Noninterest income	519	16	15
Noninterest expense	1,700	37	38
Segment net income	$601	$(2)	$(190)
Balance sheet ($ B)			
Average loans[1]	$131	$3.6	$6.0
Average deposits	215	3.0	1.0
Other key metrics			
Net new checking accounts (k)	37	(2.6)	(0.7)
Digital sales as of % of total[2]	34%	170 bps	600 bps
Digital transactions as a % of total[3]	68%	(30) bps	310 bps
Debit/credit card spend ($ B)	$30	$1.9	$1.0

Commentary

- Net income of $601 million, compared to $603 million in the prior quarter
- Net interest income of $2.4 billion increased by $74 million, or 3.2%, primarily driven by volume and deposit spreads
  - Average loans of $131 billion increased 2.8% primarily driven by higher indirect lending and residential mortgage due to higher production
  - Average deposits of $215 billion increased 1.4% primarily driven by checking and money market and savings
- Provision for credit losses increased $56 million, or 17%, driven by reserve build in 2Q, primarily due to loan growth, partially offset by a decrease in net charge-offs
- Noninterest income of $519 million increased $16 million, or 3.2%, primarily driven by card and payment related fees due to seasonality and other income
- Noninterest expense of $1.7 billion increased $37 million, or 2.2%, primarily driven by higher enterprise technology and operational support expenses, marketing, and professional services
- Debit and credit card spend increased 7.1% due to higher discretionary spend and seasonality
- Digital transactions surpassed 87 million, accounting for 68% of total transaction volume, decreasing 30 bps due to increased transactions in other channels

(1) Excludes loans held for sale
(2) Digital sales defined as products opened through digital applications
(3) Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
Commentary reflects linked quarter comparisons

TRUIST

A-1

Wholesale Banking

Represents Commercial & Corporate Banking, Investment Banking & Capital Markets, CRE, Wholesale Payments, and Wealth

Metrics

Income statement ($ MM)	2Q25	vs. 1Q25	vs. 2Q24
Net interest income	$1,661	$68	$38
Allocated provision for credit losses	104	(27)	(38)
Noninterest income	942	(7)	(44)
Noninterest expense	1,327	25	59
Segment net income	$936	$50	$(24)
Balance sheet ($ B)			
Average loans[1]	$181	$2.6	$0.4
Average deposits	150	5.4	10
Other key metrics ($ B)			
Total client assets	$355	$16	$(27)

Commentary

- Net income of $936 million, compared to $886 million in the prior quarter
- Net interest income of $1.7 billion increased $68 million, or 4.3%
  - Average loans of $181 billion increased $2.6 billion, or 1.5%, primarily related to an increase in C&I balances
  - Average deposits of $150 billion increased $5.4 billion, or 3.7%, related to large, short-term client inflows[2]
- Provision for credit losses of $104 million decreased $27 million, or 20.6%, which reflects a decrease in both net charge-offs and net reserve build compared to the prior quarter
- Noninterest income of $942 million decreased $7 million, or 0.7%, with lower investment banking income, partially offset by project-based other income items
- Noninterest expense of $1.3 billion increased $25 million, or 1.9%, primarily driven by higher personnel-related expenses
- Total client assets increased $16 billion, or 4.8%, primarily due to market driven increases in equities, as well as positive net asset flows
  - Total client assets decreased $27 billion, or 7.0% vs. 2Q24 primarily due to the sale of Sterling Capital Management
  - Excluding the sale of Sterling Capital Management, total client assets increased $43 billion, or 14%

TRUIST

(1) Excludes loans held for sale
(2) Average deposits include $10.9 billion of relatively high rate, short-term, M&A-related client deposits that were added to the balance sheet in late 1Q25. These deposits were withdrawn in July.
Commentary reflects linked quarter comparisons unless otherwise noted

A-2

A-3 Preferred dividend 3Q25 4Q25 1Q26 2Q26 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $104 $59 $104 $76 Estimates assume forward-looking interest rates as of 6/30/25. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP reconciliations

Adjusted Net Income and Diluted EPS

$ in millions, except per share data, shares in thousands

	Quarter Ended					Year-to-Date	
	June 30 2025	March 31 2025	Dec. 31 2024	Sept. 30 2024	June 30 2024	June 30 2025	June 30 2024
Net Income (loss) available to common shareholders from continuing operations	$ 1,180	$ 1,157	$ 1,229	$ 1,333	$ (3,983)	$ 2,337	$ (2,956)
Securities (gains) losses	13	1	1	—	5,089	14	5,089
Charitable contribution	—	—	—	—	115	—	115
FDIC special assessment	—	—	(6)	(13)	11	—	68
Adjusted net income available to common shareholders from continuing operations[1]	$ 1,193	$ 1,158	$ 1,224	$ 1,320	$ 1,232	$ 2,351	$ 2,316
Net Income (loss) available to common shareholders from discontinued operations	$ —	$ —	$ (13)	$ 3	$ 4,809	$ —	$ 4,873
Accelerated TIH equity compensation expense	—	—	—	—	8	—	76
Gain on sale of TIH	—	—	—	(16)	(4,814)	—	(4,814)
Adjusted net income (loss) available to common shareholders from discontinued operations[1]	$ —	$ —	$ (13)	$ (13)	$ 3	$ —	$ 135
Net income available to common shareholders	$ 1,180	$ 1,157	$ 1,216	$ 1,336	$ 826	$ 2,337	$ 1,917
Adjusted net income available to common shareholders[1]	1,193	1,158	1,211	1,307	1,235	2,351	2,451
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)[2]	1,305,005	1,324,339	1,333,701	1,349,129	1,338,149	1,314,779	1,336,620
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)[2]	1,305,005	1,324,339	1,333,701	1,349,129	1,349,953	1,314,779	1,348,523
Diluted EPS from continuing operations[2]	$ 0.90	$ 0.87	$ 0.92	$ 0.99	$ (2.98)	$ 1.78	$ (2.21)
Diluted EPS from continuing operations - adjusted[1][2]	0.91	0.87	0.92	0.98	0.91	1.79	1.72
Diluted EPS from discontinued operations[2]	—	—	(0.01)	—	3.60	—	3.64
Diluted EPS from discontinued operations - adjusted[1][2]	—	—	(0.01)	(0.01)	—	—	0.10
Diluted EPS[2]	0.90	0.87	0.91	0.99	0.62	1.78	1.43
Diluted EPS - adjusted[1][2]	0.91	0.87	0.91	0.97	0.91	1.79	1.82

(1) Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist's management uses these measures in their analysis of Truist's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted EPS due to rounding.

(2) For periods ended with a net loss available to common shareholders from continuing operations, the calculation of GAAP diluted EPS uses the basic weighted average shares outstanding. Adjusted diluted EPS calculations include the impact of outstanding equity-based awards for all periods.

TRUIST

A-4

Non-GAAP reconciliations

Efficiency ratio and fee income ratio from continuing operations

$ in millions

	Quarter Ended					Year-to-Date	
	June 30 2025	March 31 2025	Dec. 31 2024	Sept. 30 2024	June 30 2024	June 30 2025	June 30 2024
Efficiency ratio numerator - noninterest expense - unadjusted	$ 2,986	$ 2,906	$ 3,035	$ 2,927	$ 3,094	$ 5,892	$ 6,047
Restructuring charges, net	(28)	(38)	(11)	(25)	(33)	(66)	(84)
Charitable contribution	—	—	—	—	(150)	—	(150)
FDIC special assessment	—	—	8	16	(13)	—	(88)
Adjusted noninterest expense including amortization of intangibles	2,958	2,868	3,032	2,918	2,898	5,826	5,725
Amortization of intangibles	(73)	(75)	(84)	(84)	(89)	(148)	(177)
Efficiency ratio numerator - adjusted noninterest expense excluding amortization of intangibles[2]	$ 2,885	$ 2,793	$ 2,948	$ 2,834	$ 2,809	$ 5,678	$ 5,548
Fee income numerator - noninterest income - unadjusted	$ 1,400	$ 1,392	$ 1,470	$ 1,483	$ (5,212)	$ 2,792	$ (3,766)
Securities (gains) losses, net	18	1	1	—	6,650	19	6,650
Fee income numerator - adjusted noninterest income[2]	$ 1,418	$ 1,393	$ 1,471	$ 1,483	$ 1,438	$ 2,811	$ 2,884
Efficiency ratio and fee income ratio denominator - revenue[1] - unadjusted	$ 4,987	$ 4,899	$ 5,060	$ 5,085	$ (1,685)	$ 9,886	$ 3,133
Taxable equivalent adjustment	48	48	51	55	53	96	106
Revenue - taxable equivalent[1][2]	5,035	4,947	5,111	5,140	(1,632)	9,982	3,239
Securities (gains) losses	18	1	1	—	6,650	19	6,650
Efficiency ratio and fee income ratio denominator - adjusted revenue[1][2]	$ 5,053	$ 4,948	$ 5,112	$ 5,140	$ 5,018	$ 10,001	$ 9,889
Efficiency ratio - unadjusted	59.9 %	59.3 %	60.0 %	57.5 %	NM	59.6 %	NM
Efficiency ratio - adjusted[2]	57.1	56.4	57.7	55.2	56.0	56.8	56.1
Fee income ratio - unadjusted	28.1 %	28.4 %	29.0 %	29.2 %	NM	28.2 %	NM
Fee income ratio - adjusted[2]	28.1	28.2	28.8	28.9	28.7	28.1	29.2

(1) Revenue is defined as net interest income plus noninterest income

(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Taxable equivalent revenue and taxable equivalent net interest income include a taxable equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes restructuring charges, and other selected items. Truist's management calculated these measures based on Truist's continuing operations. Truist's management uses these measures in their analysis of Truist's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

TRUIST

A-5

Non-GAAP reconciliations

Pre-provision net revenue

$ in millions

	Quarter Ended					Year-to-Date	
	June 30 2025	March 31 2025	Dec. 31 2024	Sept. 30 2024	June 30 2024	June 30 2025	June 30 2024
Net income from continuing operations	$ 1,240	$ 1,261	$ 1,289	$ 1,439	$ (3,906)	$ 2,501	$ (2,773)
Provision for credit losses	488	458	471	448	451	946	951
Provision for income taxes	273	274	265	271	(1,324)	547	(1,092)
Taxable-equivalent adjustment	48	48	51	55	53	96	106
Pre-provision net revenue[(1)]	$ 2,049	$ 2,041	$ 2,076	$ 2,213	$ (4,726)	$ 4,090	$ (2,808)
Restructuring charges, net	28	38	11	25	33	66	84
Charitable contribution	—	—	—	—	150	—	150
FDIC special assessment	—	—	(8)	(16)	13	—	88
Securities (gains) losses	18	1	1	—	6,650	19	6,650
Pre-provision net revenue - adjusted[(1)]	$ 2,095	$ 2,080	$ 2,080	$ 2,222	$ 2,120	$ 4,175	$ 4,164

(1) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, and other selected items. Truist's management calculated these measures based on Truist's continuing operations. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

TRUIST

A-6

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

$ in millions, except per share data, shares in thousands

	As of / Quarter Ended					Year-to-Date	
	June 30 2025	**March 31 2025**	**Dec. 31 2024**	**Sept. 30 2024**	**June 30 2024**	**June 30 2025**	**June 30 2024**
Common shareholders' equity	$ 58,933	$ 58,728	$ 57,772	$ 59,023	$ 57,154		
Less: Intangible assets, net of deferred taxes (including discontinued operations)	18,143	18,203	18,274	18,350	18,471		
Tangible common shareholders' equity[1]	$ 40,790	$ 40,525	$ 39,498	$ 40,673	$ 38,683		
Outstanding shares at end of period	1,289,435	1,309,539	1,315,936	1,327,521	1,338,223		
Common shareholders' equity per common share	**$ 45.70**	**$ 44.85**	**$ 43.90**	**$ 44.46**	**$ 42.71**		
Tangible common shareholders' equity per common share[1]	**31.63**	**30.95**	**30.01**	**30.64**	**28.91**		
Net income available to common shareholders	$ 1,180	$ 1,157	$ 1,216	$ 1,336	$ 826	$ 2,337	$ 1,917
Plus: amortization of intangibles, net of tax (including discontinued operations)	56	57	64	64	68	113	152
Tangible net income available to common shareholders[1]	$ 1,236	$ 1,214	$ 1,280	$ 1,400	$ 894	$ 2,450	$ 2,069
Average common shareholders' equity	$ 58,327	$ 58,125	$ 57,754	$ 58,667	$ 54,863	$ 58,227	$ 53,515
Less: Average intangible assets, net of deferred taxes (including discontinued operations)	18,173	18,247	18,317	18,399	20,406	18,210	21,833
Average tangible common shareholders' equity[1]	$ 40,154	$ 39,878	$ 39,437	$ 40,268	$ 34,457	$ 40,017	$ 31,682
Return on average common shareholders' equity	**8.1 %**	**8.1 %**	**8.4 %**	**9.1 %**	**6.1 %**	**8.1 %**	**7.2 %**
Return on average tangible common shareholders' equity[1]	**12.3**	**12.3**	**12.9**	**13.8**	**10.4**	**12.3**	**12.5**

(1) Tangible common equity and related measures, including ROTCE and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-7